                                                                   EXHIBIT 10.07

                              AMENDED AND RESTATED
                         MARTIN MARIETTA MATERIALS, INC.
                       SHAREHOLDER VALUE ACHIEVEMENT PLAN

INTRODUCTION

         Amended and Restated Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the "Plan") is designed to foster and promote the long-term growth and performance of the Company by enhancing the Company's ability to attract and retain qualified key employees and motivating key employees through stock ownership and performance-based incentives, and to more closely align the goals of such employees with that of the Company's shareholders. To achieve this purpose, this Plan provides authority for the grant of performance-based stock awards.

ARTICLE 1 - DEFINITIONS

         1.1 "Acquiring Person" shall have the meaning ascribed to it in Section 1.6.

         1.2 "Award" shall mean a performance-based stock award granted to a Participant pursuant to Article 5.

         1.3 "Award Agreement" shall mean the agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

         1.4 "Board of Directors" shall mean the Board of Directors of the Company.

         1.5 "Cause" shall mean the Participant's having been convicted in a court of competent jurisdiction of a felony or having been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Company, and such conviction or adjudication has become final and non-appealable.

         1.6 "Change of Control" shall mean, on or after the effective date of the Plan, (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the fully diluted shares of common stock of the Company, as reflected on the Company's financial statements (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

Company or any Affiliate of the Company or (C) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

         (b) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and
(ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation's financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

         1.8 "Committee" shall mean the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan. The Committee will be constituted in a manner intended to cause Awards to be exempt from the application of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3, and to be qualified as "qualified performance-based compensation" for purposes of Section 162(m).

         1.9 "Common Stock " shall mean the common stock of the Company, $0.01 par value per share, including authorized and unissued shares.

         1.10 "Company" shall mean Martin Marietta Materials, Inc., a North Carolina corporation.

         1.11 "Disability" shall mean a medically determined physical or mental impairment which qualifies the Participant for benefits under the Company's long-term disability program. A Participant shall not be deemed to have incurred a Disability until such benefits actually become payable (i.e., after any applicable waiting period). If the Company does not maintain a long-term disability program, or if a Participant does not elect coverage under such program, Disability shall mean the incapacity of the Participant such that he is unable to perform his duties to the Company for a period of 150 out of 180 consecutive days, as determined in the reasonable judgment of the Committee.

         1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any law that supersedes or replaces it, as the same may be amended from time to time.

         1.13 "Fair Market Value" shall mean the closing price of a share of Common Stock on the relevant date or, if no sale was made on such date, then on the next preceding day on which such a sale was made (a) if the Common Stock is listed on the New York Stock Exchange ("NYSE"), as reported in the Wall Street Journal or (b) if the Common Stock is not listed on the NYSE but is listed on the NASDAQ National Market System, then as reported on such system, or (c) if the Common Stock not listed on either the NYSE or the NASDAQ National Market System, as determined by the Board of Directors or Committee.

         1.14 "Fiscal Year" shall mean the fiscal year of the Company.

         1.15 "Incumbent Board" shall mean a member of the Board of Directors of the Company who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.

         1.16 "Measurement Period" shall mean a period of three consecutive Fiscal Years or any other period selected and established by the Committee at the time the corresponding Awards are granted.

         1.17 "Participant" shall mean any employee of the Company who has received an Award in accordance with Article 2 which Award has neither been fully paid out nor expired.

         1.18 "Retirement" shall mean Participant's termination of employment with the Company (a) at a time at which the Participant is entitled to immediately commence receipt of benefits from the Company's qualified defined benefit retirement plan or (b) if the Company does not maintain such a plan at the time, either (i) at or after age 55 if employed by the Company or an "Affiliate" (as defined in Rule 12b-2 of the Exchange Act) for at least five years or (ii) at or after age 65.

         1.19 "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended, modified superseded or replaced from time to time.

         1.20 "Section 162(m)" shall mean Section 162(m) of the Code, together with any and all regulations promulgated by the Internal Revenue Service thereunder, as the same may be amended, modified, superseded or replaced from time to time.

ARTICLE 2 - ELIGIBILITY

         All key employees of the Company and any of its direct or indirect subsidiaries, including officers whether or not members of the Board of Directors, are eligible for the grant of Awards. The selection of key employees to receive Awards will be within the discretion of the Committee.

ARTICLE 3 - COMMON STOCK AVAILABLE FOR AWARDS; ADJUSTMENT

         3.1 Number of Shares of Common Stock. Subject to adjustment as provided for in Section 3.3, the aggregate number of shares of Common Stock that may be subject to Awards granted under this Plan shall be 250,000 shares of Common Stock. The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution of any such awards, will not reduce the number of shares of Common Stock available for the grant of Awards under this Plan.

         Common Stock subject to an Award that expires or is forfeited, terminated, or canceled will again be available for grant under this Plan, without reducing the number of shares of Common Stock available for grant of Awards under this Plan.

         3.2 No Fractional Shares. No fractional shares of Common Stock will be issued under the Plan, and the Committee will round the number of shares to which a Participant is entitled down to the nearest whole share.

         3.3 Adjustment. The aggregate number of shares of Common Stock which may be issued pursuant to Awards granted hereunder, the number of shares of Common Stock covered by each outstanding Award and the price per share thereof shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock without receipt of consideration by the Company.

                  In the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Common Stock or other securities covered by outstanding Awards, and the price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee award grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The adjustments provided for in this Section 3.3, and the manner of their application, shall be determined by the Committee in its sole discretion.

ARTICLE 4 - ADMINISTRATION

         4.1 Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to (a) select the eligible employees who will receive Awards, (b) grant Awards, (c) determine the number of Awards to be granted to Participants, (d) determine the terms, conditions, and restrictions applicable to Awards (including the establishment of Performance Goals pursuant to Section 5.3), (e) adopt, alter, and repeal administrative rules and practices governing this Plan, (f) interpret the terms and provisions of this Plan and any Awards granted under this Plan,
(g) prescribe the forms of any Award Agreement, or other instruments relating to Awards, and (h) otherwise supervise the administration of this Plan and exercise such rights and responsibilities as are delegated to it thereunder. All decisions by the Committee will be made with the approval of not less than a majority of its members.

         4.2 Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3 or Section 162(m).

         4.3 Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.

ARTICLE 5 - AWARDS

         5.1 General. The Committee may, in its discretion, grant to Participants Awards valued by reference to shares of Common Stock that are wholly contingent on the attainment of performance goals established by the Committee in accordance with the terms of this Plan.

         5.2 Grant of Awards. (a) Awards shall be granted to Participants as of the beginning of a Measurement Period. The payment with respect to the Awards shall be conditioned on the satisfaction of the performance goals described in
Section 5.3 at the end of the applicable Measurement Period. Once established, the Committee shall not have discretion to modify the terms of the Awards except with respect to any discretion specifically granted to the Committee under this Plan. It is intended that all payments hereunder to Participants will satisfy the requirements for the exemption under Section 162(m) and related regulations for "qualified performance-based compensation."

         (b) Not later than 90 days after the beginning of the Measurement Period (or, if earlier, the date on which 25% of the Measurement Period has elapsed), the Committee shall grant a specified number of Awards to each Participant with respect to that Measurement Period.

No Participant may be granted an Award that has a target amount that is in excess of the lesser of (i) an aggregate of 20,000 shares of Common Stock or
(ii) a dollar value of $500,000 based on the Fair Market Value of the target number of shares of Common Stock subject thereto on the first day of the applicable Measurement Period.

         (c) At the end of the Measurement Period, the Committee shall determine the percentage, if any, of the Awards granted to the Participant for that Measurement Period that are earned by the Participant. That percentage shall be based on the degree to which the performance goals for that Measurement Period are satisfied. The formula for determining the correlation between the percentage of the Awards earned and the level of performance for a Measurement Period shall be established in writing by the Committee at the time the performance goals are determined. Prior to the payment of any Awards, the Committee must certify in writing the degree of attainment of the applicable performance goals.

         5.3 Performance Goals. Performance goals used to compute Awards shall be adopted by the Committee in writing prior to the grant of any Awards to which such performance goals apply. The performance goals shall be based on one or more of the following performance measures: (a) total return to shareholders,
(b) cash flow, (c) return on equity, (d) return on assets, (e) stock price, and
(f) earnings per share. Any such performance goals and the applicable performance measures will be reflected in each Award Agreement to which such goals and measures relate. The number of Awards that will be paid out to any Participant for the applicable Measurement Period will depend on the extent to which the Company attains the established performance goals, as established pursuant to Section 5.2(c).

         5.4 Nonforfeitability of the Award. (a) General. Except as provided in
Section 5.4(b) and (c) and Article 6, a Participant must remain employed by the Company until the end of a Measurement Period to receive payment with respect to any Award.

         (b) Death or Disability. Subject to Section 5.4(d), if during a Measurement Period a Participant terminates employment on account of death or Disability, (together, a "Qualifying Termination"), such Participant (or in the case of death, his estate) shall be entitled to a prorated payment with respect to Awards held by the Participant with respect to that Measurement Period, as described in the next sentence. The Participant shall be entitled to payment with respect to a percentage of such Awards as set forth below based on the Fiscal Year during the Measurement Period in which his Qualifying Termination occurs:

                           FISCAL YEAR           PERCENTAGE
                           -----------           ----------
                               1st                  0%
                               2nd                  33-1/3%
                               3rd                  66-2/3%

For purposes of determining the payment with respect to a Participant's Awards under this Section 5.4(b), it shall be assumed that the Company has achieved the target level of performance it established for the Measurement Period. If the Measurement Period is other than three Fiscal Years, then the Committee shall make appropriate adjustments to the above schedule in its sole discretion.

Payment with respect to Awards under this Section 5.4(b), if any, will be made as soon as practicable after the Participant's Qualifying Termination occurs.

         (c) Retirement and Certain Terminations. Subject to Section 5.4(d), if a Participant holding Awards terminates employment on account of Retirement, or is involuntarily terminated by the Company without Cause before the end of the applicable Measurement Period, the Participant shall be entitled to payment with respect to such Awards at the end of such Measurement Period as if he had remained employed until that time.

         (d) Committee Negative Discretion. The Committee may, in its sole discretion, decide to reduce or eliminate any amount otherwise payable with respect to an Award under Section 5.4(b) or (c).

         5.5 Payment of the Award. A Participant's Award shall be paid as soon as practicable after the end of the Measurement Period (or, in the case of a Participant who dies or incurs a Disability and becomes entitled to payment with respect to an Award pursuant to Section 5.4(b), as soon as practicable following death or the determination of Disability). Payment shall be made in shares of Common Stock or, in the discretion of the Committee, all or in part cash, based on the Fair Market Value of the applicable number of shares of Common Stock on the payment date.

ARTICLE 6 - CHANGE OF CONTROL

         6.1 Effect of Change of Control. Notwithstanding any provision of this Plan to the contrary, in the event that a Change of Control occurs, all conditions applicable to outstanding Awards will be deemed to have been satisfied at the target level as of the date of the Change of Control. Payment with respect to such Awards shall be made as soon as practicable after the Change of Control in accordance with the last sentence of Section 5.5.

ARTICLE 7 - GENERAL

         7.1 Nonassignability of Awards. No right or interest of a Participant under the Plan shall be subject in any manner to anticipation, alienation, sale, assignment, transfer, encumbrance, pledge, attachment, garnishment by creditors of the Participant or his successors, or shall be transferable by a Participant otherwise than by will or the laws of intestate succession. Any attempt to take an action with respect to an Award which is prohibited by the preceding sentence shall render such Award null and void.

         7.2 No Right or Obligation of Continued Employment. Nothing contained in this Plan shall require the Company or a related company to continue to employ a Participant, nor shall the Participant be required to remain in the employment of the Company or a related company.

         7.3 Withholding. The Company shall withhold all required local, state and federal taxes from any amount payable in respect of an Award, including withholding of shares of Common Stock otherwise payable pursuant to the Plan.

         7.4 Effective Date. The Plan was effective as of October 16, 1996. This Amendment and Restatement shall be effective as of March 21, 2000 and, in accordance with Section 7.5, will apply to Awards previously granted with Measurement Periods ending after January 1, 2000.

         7.5 Amendment and Termination of the Plan. The Plan may be amended or terminated at any time by the Board of Directors or by the Committee as delegated by the Board of Directors, provided that such termination or amendment shall not, without the consent of the Participant, adversely affect such Participant's rights with respect to Awards previously awarded to him. Shareholder approval for any amendment is required to the extent necessary to preserve the exemption for "qualified performance-based compensation" under
Section 162(m). With the consent of the Participant affected, the Board of Directors, or by delegation of authority by the Board of Directors, the Committee, may amend outstanding Award Agreements in a manner not inconsistent with the Plan.

         7.6 Binding on Successors. The obligations of the Company under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Company, or into which the Company may merge, and the term "Company," whenever used in the Plan, shall mean and include any such organization after the succession.

         7.7 References. Any masculine personal pronoun shall be considered to mean also the corresponding feminine or neuter personal pronoun, as the context requires.

         7.8 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.




                                      [END]